EXHIBIT 99.1

UFP Technologies Announces 2017 Results

NEWBURYPORT, Mass., March 01, 2018 (GLOBE NEWSWIRE) -- UFP Technologies, Inc.  (Nasdaq:UFPT), an innovative designer and custom converter of foams, plastics, composites, and natural fiber materials, today reported net income of $9.2 million or $1.26 per diluted common share outstanding for its fiscal year ended December 31, 2017, compared to net income of $8.0 million or $1.10 per diluted common share outstanding for its 2016 fiscal year.  Sales for 2017 were $147.8 million compared to 2016 sales of $146.1 million.  For its fourth quarter ended December 31, 2017, the Company reported net income of $2.7 million or $0.37 per diluted common share outstanding, compared to net income of $1.5 million or $0.20 per diluted common share outstanding in the same period of 2016.  Sales for the fourth quarter 2017 were $37.2 million versus 2016 fourth quarter sales of $36.5 million.

“I am pleased with our results and our continuing progress in positioning UFP Technologies for long-term profitable growth,” said R. Jeffrey Bailly, chairman & CEO.  “Operational improvements at our two largest plants, combined with ongoing cost reduction efforts and a favorable tax rate, helped generate a 14.5% increase in earnings per share. This increase came despite a significant non-recurring material settlement we received in 2016. Operating income, before the material settlement and restructuring costs, rose 10.4%. Sales for the year grew 1.2% as an 8.1% increase in medical sales more than offset a 15% drop in automotive revenue, due in part to the phase-out of our long-running Mercedes-Benz door panel program.”

“I am also very excited about our February 2018 acquisition of Dielectrics,” Bailly added. “This company checks nearly every box in our profile of an ideal acquisition candidate: an innovative culture similar to our own, a very strong management team, a blue chip medical customer base, a complementary line of highly engineered products that are costly to switch out, and a high-margin book of business that we anticipate will be solidly accretive to earnings. We are working with the Dielectrics team on a seamless integration process and planning to launch several new programs now in the engineering phase.”

“We expect that this transformative acquisition will increase our value to customers, strengthen our competitive position, and grow both our top and bottom lines,” said Bailly. “We anticipate that Dielectrics will add $0.35 - $0.45 per share to our EPS and will bring our medical book of business to approximately 60% of sales. In addition, we expect that UFP’s cash flow and net income will improve going forward as our effective tax rate decreases to an estimated 25%.”

UFP Technologies is an innovative designer and custom converter of foams, plastics, and natural fiber materials, principally serving the medical, automotive, consumer, electronics, industrial, and aerospace and defense markets. The UFP team acts as an extension of its customers’ in-house research, engineering, and manufacturing groups, working closely with them to solve their most complex product and packaging challenges.

This news release contains statements relating to expected financial performance and/or future business prospects, events and plans that are forward-looking statements.  Such statements include, but are not limited to, statements about the Company’s prospects, statements about the Company’s acquisition of Dielectrics, the integration of Dielectrics’ business and the expected advantages and results of that acquisition, statements about the Company’s acquisition strategies and opportunities, statements regarding anticipated trends in the different markets in which the Company competes, anticipated advantages relating to the Company’s decisions to consolidate its facilities and the expected cost savings and efficiencies associated therewith, anticipated advantages of maintaining fewer, larger plants, anticipated advantages the Company expects to realize from its investments and capital expenditures, expectations regarding the manufacturing capacity and efficiencies of the Company, statements about the Company’s anticipated effective tax rate and the advantages associated therewith, statements about the Company’s participation and growth in multiple markets, its business opportunities, the Company’s growth potential and strategies for growth, anticipated revenues and the timing of such revenues, and any indication that the Company may be able to sustain or increase its sales, earnings and earnings per share or sales, earnings and earnings per share growth rates.  Investors are cautioned that such forward-looking statements involve risks and uncertainties, including without limitation risks and uncertainties associated with the identification of suitable acquisition candidates and the successful, efficient execution of acquisition transactions and successful integration of any such acquisition candidates, including Dielectrics, which requires significant efforts which may result in additional expenses, risks associated with our ability to retain and develop the workforce acquired in the Dielectrics acquisition and any other acquisition, risks associated with retaining Dielectrics’ customers and suppliers, which may require additional expenses and the diversion of attention of our management and technical personnel from other projects, risks and uncertainties associated with our ability to effectively coordinate sales and marketing efforts between our existing efforts and those of Dielectrics, risks associated with difficulties in integrating Dielectrics’  financial reporting systems with our own and the timely filing of required reports with the Securities and Exchange Commission (“SEC”), risks and uncertainties associated with the anticipated growth of the Company’s business and increases to sales, earnings and earnings per share, risks and uncertainties associated with plant closures and expected efficiencies from consolidating manufacturing, or that the Company may be unable to fully utilize its expected production capacity, as well as other risks and uncertainties that are detailed in the documents filed by the Company with the SEC.  Accordingly, actual results may differ materially.  Readers are referred to the documents filed by the Company with the SEC, specifically the last reports on Forms 10-K and 10-Q.  The forward-looking statements contained herein speak only of the Company’s expectations as of the date of this press release.  The Company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any such statement to reflect any change in the Company’s expectations or any change in events, conditions, or circumstances on which any such statement is based.

Consolidated Condensed Statements of Income
(in thousands, except per share data)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	(unaudited)
	2017	2016	2017	2016
Net sales	$37,219	$36,505	$147,843	$146,132
Cost of sales	29,382	28,321	112,356	111,482
Gross profit	7,837	8,184	35,487	34,650
SG&A	5,775	5,704	23,845	24,105
Restructuring costs	-	216	63	420
Material Overcharge Settlement	-	-	(121)	(2,114)
Loss on sale of fixed assets	4	6	7	2
Operating income	2,058	2,258	11,693	12,237
Interest income, net	58	29	166	80
Income before income taxes	2,116	2,287	11,859	12,317
Income taxes	(599)	796	2,649	4,347
Net income from consolidated operations	$2,715	$1,491	$9,210	$7,970

Net income per share outstanding	$0.37	$0.21	$1.27	$1.11
Net income per diluted share outstanding	$0.37	$0.20	$1.26	$1.10

Weighted average shares outstanding	7,273	7,201	7,248	7,190
Weighted average diluted shares outstanding	7,369	7,300	7,337	7,275

Consolidated Condensed Balance Sheets
(in thousands)

	December 31,	December 31,
	2017	2016
Assets:
Cash	$37,978	$31,359
Receivables	21,381	21,249
Inventories	12,863	14,151
Other current assets	2,852	3,088
Net property, plant, and equipment	53,652	48,516
Other assets	9,481	9,571
Total assets	$138,207	$127,934
Liabilities and equity:
Short-term debt	$-	$856
Accounts payable	4,180	4,002
Other current liabilities	5,763	4,698
Other liabilities	4,552	5,325
Total liabilities	14,495	14,881
Total equity	123,712	113,053
Total liabilities and stockholders' equity	$138,207	$127,934

UFP Technologies, Inc.
100 Hale Street
Newburyport, MA 01950 USA

www.ufpt.com
Contact: Ron Lataille
978-234-0926